UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2005

TRIKON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26482	95-4054321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ringland Way, Newport, South Wales NP18 2TA,

United Kingdom

(Address of principal executive offices, including zip code)

44-1633-414-000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 19, 2005, Trikon Technologies, Inc. (“Trikon”) received a Staff Notification from the Nasdaq Stock Market stating that Trikon is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because Trikon has not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The notice states that Trikon’s securities will be delisted from the Nasdaq Stock Market at the opening of business on May 31, 2005, which will be stayed if Trikon requests a hearing to appeal the delisting in accordance with Nasdaq Marketplace Rules 4800, et seq. on or before 4:00 p.m. Eastern Time on May 26, 2005. Trikon plans to request such a hearing, and accordingly, Trikon’s securities will remain listed pending the outcome of the hearing. Trikon expects that its Quarterly Report on Form 10-Q will be filed prior to the date of the hearing, and thus Trikon expects to be in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) prior to the date on which its securities could be delisted.

Additionally, Nasdaq’s notification stated that at the opening of business on May 23, 2005, it will add and “E” to the end of Trikon’s ticker symbol until Trikon has fulfilled its SEC reporting obligation. As such, starting at the opening of business on May 23, 2005, Trikon will trade under the ticker symbol “TRKNE.”

On May 23, 2005, Trikon issued a press release announcing the receipt of the delisting notice from Nasdaq and its intention to request a hearing to appeal the delisting of its securities. A copy of the press release issued by Trikon concerning the foregoing is attached hereto as Exhibit 99.1. There can be no assurances that the hearing panel will grant the Trikon’s request for continued listing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press release, dated May 23, 2005, entitled “Trikon Technologies Receives Nasdaq Delisting Notification”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIKON TECHNOLOGIES, INC.

By:	/s/ John Macneil
John Macneil President and Chief Executive Officer

Date: May 23, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 23, 2005, entitled “Trikon Technologies Receives Nasdaq Delisting Notification”